As filed with the Securities and Exchange Commission on December 2, 2005. Registration No. 333-124704

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                (Amendment No. 3)


                            ------------------------

                                   XIOM Corp.
                 (Name of Small Business Issuer in its Charter)

         Delaware                                      3470                                 11-3460949
(State or other jurisdiction of             (Primary Standard Industrial                (I.R.S. Employer
Incorporation or organization)              Classification Code Number)                 Identification No.)

                                68A Lamar Street
                          West Babylon, New York 11704
                                 (631) 643-4400
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            Andrew Mazzone, President
                                68A Lamar Street
                          West Babylon, New York 11704
                                 (631) 643-4400
            (Name, address, including zip code, and telephone number,
                   Including area code, of agent for service)

                          Copies of communications to:
                             Michael S. Krome, Esq.
                                  8 Teak Court
                           Lake Grove, New York 11755
                          Telephone No.: (631) 737-8381
                          Facsimile No.: (631) 737-8382

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         Calculation of Registration Fee
================================================================================

                                     Proposed          Proposed              Amount
Title                  Amount        Maximum           Maximum               of
Of Securities          to be         Offering Price    Aggregate             Registration
To be Registered       Registered    Per Share         Offering Price (1)    Fee (1)
----------------       ----------    --------------    ------------------    ------------
Common Stock,(1)       500,000(2)    $  3.00           $1,500,000            $176.55
Par value $.0001
Per share
Common Stock,(1)       157,062(3)    $  3.00           $  471,186            $ 55.13
Par value $.0001
Per share
Common Stock,(1)       157,062(4)    $  3.00           $  471,186            $ 55.13
Par value $.0001
Per share

(1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

(2) Representing 500,000 shares of common stock for sale by the Company under a self-underwriting.

(3) Representing the total of 157,062 shares sold pursuant to a private placement of the Company between January 1, 2005 through March 18, 2005

(4) Representing the total of 157,062 shares underling warrants sold as part of the private placement of the Company between January 1, 2005 through March 18, 2005

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

The information in this prospectus is not complete and is subject to completion and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

       Preliminary Prospectus Subject to Completion dated December 2, 2005


                                   XIOM Corp.
                         814,124 shares of common stock

Total represents 814,124 shares of common stock of the registrant. Of this amount, 500,000 shares are to be issued and sold directly by the Company, from time to time. 157,062 represents shares of Selling Shareholders and an additional 157,062 represents shares underlying certain warrants issued by the Company to the Selling Shareholders.


The shares offered by the Company are being offered without an underwriter, on a best efforts basis, with no minimum purchase requirement. There will be no escrow of funds from the sale of the shares offered by the Company. The shares offered by the Company are being offered at $3.00 per share. There are no underwriting discounts. The total maximum amount of the offering by the Company is $1,500,000 based on 500,000 shares sold at $3.00 per share. This offering will end one year from the effective date of the Prospectus.


MARKET FOR THE SHARES

No market currently exists for our shares. The price reflected in this Prospectus of $3.00 per share is the initial offering price of shares upon the effectiveness of this prospectus. At that time the selling shareholders may offer the shares for this price, until the shares are traded on the OTC Bulletin Board, if ever. At that time the price will be determined by the market and may not reflect the initial price of our shares after the offering. We cannot make any prediction at what range our shares will trade at, if any.


The securities offered in this prospectus involve a high degree of risk. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 5.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


Prospectus Summary...........................................................  3
The Offering.................................................................  3
Summary Financial Information................................................  4
Risk Factors.................................................................  5
Use of Proceeds.............................................................. 10
Determination of Offering Price.............................................. 10
Dividends ................................................................... 11
Management's Discussion and Analysis or Plan of Operation.................... 11
Business of the Company ..................................................... 13
Off-Balance Sheet Arrangements .............................................. 15
Inflation.................................................................... 15
Government Regulation ....................................................... 15
Management................................................................... 16
Executive Compensation ...................................................... 17
Description of Property...................................................... 17
Employees.................................................................... 17
Litigation................................................................... 17
Employment Agreements........................................................ 17
Certain Relationships and Related Transactions............................... 18
Principal Stockholders....................................................... 19
Dilution..................................................................... 19
Offering by Selling Shareholders............................................. 20
Shares Eligible for Future Sale.............................................. 21
Description of Securities.................................................... 22
Plan of Distribution......................................................... 23
Certain Provisions of the Certificate of Incorporation and Bylaws
         With Respect to Directors and Officers
         Regarding Indemnification........................................... 25
Delaware Business Combination Provisions..................................... 25
Where You Can Find More Information.......................................... 26
Transfer Agent............................................................... 27
Interest of Named Experts and Counsel........................................ 27
Legal Matters................................................................ 27
Experts...................................................................... 27
Financial Statements ........................................................ 28

PROSPECTUS SUMMARY

This prospectus summary highlights selected information contained elsewhere in this prospectus. You should read the following summary together with the more detailed information regarding our company and the shares of common stock being sold in this offering, which information appears elsewhere in this prospectus.

ABOUT OUR COMPANY


Panama Industries, Ltd. was incorporated in Delaware on March 2, 1998. The previous parent of Panama Industries, Ltd., Thermaltec International Corp. now Humana Trans Service Corp. ("HTSC"), and traded publicly, was incorporated in 1994 under the laws of the State of Delaware. It was engaged in the thermal spray metal coating industry as a subsidiary of HTSC. Panama Industries, Ltd. was subsequently spun out of HTSC in July of 2001. This endeavor has changed to develop Thermal Deposition Polymer Coatings (TDPC). The company changed its name to Xiom Corp. in August 2004. Xiom Corp is engaged in the thermal spray coating industry. Its primary business objective, to date, is to establish and support thermal spraying of equipment and material throughout the United States.

ABILITY OF COMPANY TO CONTINUE AS A GOING CONCERN

In the 2004 fiscal year, Xiom Corp. reported an operating loss and net loss. The independent auditors' report with respect to Xiom Corp's 2004 financial statements stated that Xiom Corp.'s recurring losses from operations, working capital deficit and limited sources of additional liquidity raise substantial doubt about Xiom Corp.'s ability to continue as a going concern. The financial statements as of and for the year ended September 30, 2004, were prepared on a going concern basis, which assumes continuity of operations and realization of assets and liquidation of liabilities in the ordinary course of business. Management recognizes that the continuation of Xiom Corp. as a going concern is dependent upon the achievement of profitability, positive cash flow from operations and the generation of adequate funds to meet its ongoing obligations. In the first quarter of 2005, Xiom Corp. increased revenues through increased sales. Xiom Corp. continues to seek additional liquidity to improve its working capital position through the Self Offering conducted herein, and the possible exercise of the common stock warrants also contained in this registration statement. However, no assurance can be given that the Offering will be successful or that Xiom Corp. will be able to generate net income in the future. See "Management's Discussion and Analysis and Results of Operations" and the financial statements and notes thereto presented elsewhere in this Prospectus.

Xiom Corp. was spun off from Humana Trans Service Corp. (then known as TTIH Holdings Corp.) because it had a specific technical focus and not the general holding company focus that Human Trans Service Corp. had. At the time of the spin-off, TTIH had intended to focus on a specific target merger candidate involved in a total unrelated business. It was decided by the management of TTIH that its operating subsidiary, then known as Panama Industries Ltd., would be better off as a separate company, and able to focus on its own business plan and operations.


TDPC is a technology used by Xiom Corp. to coat a substrate (surface) with plastics and/or plastic metal formulas. The coating material utilized depends upon the requirements of each specific application.

Our website is http://www.xiom-corp.com. Any information contained on our website should not be considered as part of this prospectus. The information contained on our website is used for sales information to prospective customers.


How our company is organized


Panama Industries, Ltd. was incorporated in Delaware on March 2, 1998. It was engaged in the thermal spray metal coating industry as a subsidiary of HTSC, and then known as TTI Holdings Corp ("TTI").

The Spin-Off fro our Previous Parent Company

In July 2001, TTI divested the operations of its thermal spraying business, formerly consolidated in its wholly-owned subsidiary Panama Industries, Ltd, to its shareholders of record as of June 22, 2001, in the form of a stock dividend on the basis of one (1) share of Panama for every three (3) shares of TTI owned. At the time of the spin-off, in May and June 2001, the parent company was seeking to enter into a series of transactions to acquire up to eleven separately owned comprehensive outpatient rehabilitation facilities ("CORF's") that were managed by a Florida based company named Total Health Care Consulting, Inc ("Total"). TTI was essentially acquiring the licenses to operate these CORF's with Total providing the back-office management functions. The acquisition of these CORF's was to have been executed by the distribution of shares of TTI to the CORF owners based upon certain financial criteria. Management at the time felt that the combination of the two separate businesses would have been diametrically opposed and would have caused integration problems with the employees, management of the subsidiaries and accounting issues. The company changed its name to Xiom Corp. in August 2004.


Where you can find us


Our corporate offices are located at 513 Dryden Street, Westbury, New York 11740. Our manufacturing facility is located at 68A Lamar Street, West Babylon, New York. XIOM'S telephone number is (631) 643- 4400.


THE OFFERING


Shares offered in this offering to be sold by Company             500,000 shares
Shares offered by Selling Shareholders                            157,062 shares
Shares underlying Warrants                                        157,062 shares
Shares Outstanding as of December 2, 2005:                      5,800,925 shares
         Not including shares to be sold by the Company
         pursuant to this Registration Statement or
         issued pursuant to exercise of warrants
Shares Outstanding after sale of shares to be sold
         by the Company and exercise of all warrants            6,457,987 shares


Use of Proceeds - XIOM Corp. will not receive any proceeds from the sale of the shares by the Selling Shareholders. XIOM Corp. will receive the proceeds of the, 500,000 shares, to be sold in the future directly by the Company, from time to time. The Company will only receive the proceeds from the sale of the shares by the Company, if sold and/or the exercise of the warrants held by the Selling Shareholders, if exercised at a price of $0.75 per share. There is no guarantee that the additional shares will be sold or that the warrants will be exercised.

Our Trading Symbol

The Common Stock of XIOM Corp. does not have a trading symbol at this time.


Number of Holders - As of September 30, 2004, there were approximately 548 record holders of common stock and/or options.


SUMMARY FINANCIAL INFORMATION


                                                   June 30 2005    September 30, 2004   September 30, 2003
                                                   ------------    ------------------   ------------------
Balance Sheet Data:
   Total Assets                                    $   243,965        $   190,580          $   102,739
   Total Liabilities                               $    91,016        $    91,416          $    82,111
   Total Stockholders' Equity                      $   152,949        $    99,164          $    20,628

Statement of Operations:
   Revenues                                        $    58,270        $   114,479          $   143,973
   Expenses                                        $   265,398        $   350,283          $   239,883
   Net Profit (Loss)                               $  (207,128)       $  (235,804)         $ ( 95,910)
   Basic and Diluted Income (Loss) Per Share             (0.04)             (0.06)               (0.03)
   Weighted Average No. Shares Used
      In Computing Income (Loss) Per Share           5,676,776          3,970,602            3,632,973


RISK FACTORS

      An investment in our common stock is highly speculative and involves a high degree of risk. Therefore, we are disclosing all material risks herein and you should consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

Risk Factors Related to XIOM Corp:
We may continue to lose money, and if we do not achieve profitability, we may not be able to continue our business.

We have, in our history, generated limited revenues from operations, have incurred substantial expenses and have sustained losses. In addition, we expect to continue to incur significant operating expenses. As a result, we will need to generate significant revenues to achieve profitability, which may not occur. We expect our operating expenses to increase as a result of our planned expansion. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some beyond our control, including regulatory actions, market acceptance of our products and services, new products and service introductions, and competition.

Our independent registered public accounting firm issued a report for the year ended September 30, 2004 that contained a "going concern" explanatory paragraph.

Our independent registered public accounting firm issued a report on their audit of our financial statements as of and for the year ended September 30, 2004. Our notes to the financial statements disclose that Xiom Corp.'s cash flows have been absorbed in operating activities and Xiom Corp. has incurred net losses from inception and has a working capital deficiency. In the event that funding from internal sources or from public or private financing is insufficient to fund the business at current levels, we will have to substantially cut back our level of spending which could substantially curtail our operations. The independent registered public accounting firm's report contains an explanatory paragraph indicating that these factors raise substantial doubt about our ability to continue as a going concern. Our going concern uncertainty may affect our ability to raise additional capital, and may also affect our relationships with suppliers and customers. Investors should carefully read the independent registered public accounting firm's report and examine our financial statements.


Our Technology and Products may not be accepted by our Targeted Customers which would cause our business plan to fail.

We provide equipment and material for the onsite spraying of plastic onto surfaces such as metal, wood and concrete. Our business is dependant upon the continued need for these types of services. Our equipment has been specifically developed for the application of the coatings we provide. There is no assurance that the end users we target will continue to require and seek our services. While we believe that our process and coating are superior to most, if not all others available, there is no way to foresee if another process is not developed by a competitor. In addition, we are dependent upon the continued need for steel and other substrates to be coated to protect it from weathering, corrosion and other wear and tear. Currently, our major customers are anticipated to be governments and municipalities interested in treating exposed steel and other surfaces, such as bridges, and other support items. It is anticipated, but we can not be certain that these needs will continue to be required to be met. Furthermore, while we seek to develop mew uses and applications for our technology and products, we can not be assured of (a) finding new uses for our technology and products, and (b) being able to introduce and interest customers and other industries in our technology and products.

We may not be granted patents to our equipment and processes.

We have a number of patents pending that are important to the success of our operations. These patents may not be granted. We believe that the loss of any single patent would not have a material adverse effect on our business as a whole. We believe that improvement of existing products and processes and a reliance on trade secrets and unpatented proprietary know-how are as important as patent protection in establishing and maintaining our competitive position. At the same time, we continue to seek patent protection for our products and processes. There can be no assurance, however, that any issued patents will provide substantial protection or commercial value. We will require our consultants and employees to agree in writing to maintain the confidentiality of our information and, within certain limits, to assign to us any inventions, and any patent or other intellectual property rights, relating to our business.

If we fail to develop new or expand existing customer relationships, our ability to grow our business will be impaired.

Our growth depends to a significant degree upon our ability to develop new customer relationships and to expand existing relationships with current customers. We cannot guarantee that new customers will be found, that any such new relationships will be successful when they are in place, or that business with current customers will increase. Failure to develop and expand such relationships could have a material adverse effect on our business, results of operations and financial condition.


We are dependent on our key personnel for continued research and development of our technology and Products and the introduction of new uses for them, and if we lose those personnel, our business would fail.


Our future success depends, in significant part, upon the continued service of our senior management. Mr. Mazzone and Mr. Gardega are the individuals that have developed our equipment and processes and continue to develop our technology and products. The loss of either of these individuals, particularly in the early stages of our operations and development of new equipment and products, would significantly hurt our business. We do not maintain key man life insurance covering either of them. Our future success also depends on our ability to try and attract and retain highly qualified personnel. Competition for such personnel is intense, and we may experience difficulties in attracting the required number and caliber of such individuals. If we were unable to hire and retain personnel in key positions, our business could fail. As a result, we might incur substantially more expenses than income and might not have enough resources to fund growth that may be commercially viable.


Some of our competitors may be able to use their financial strength to dominate the market, which may affect our ability to generate revenues.


Some of our competitors may be much larger companies than us and very well capitalized. They could choose to use their greater resources to finance their continued participation and penetration of this market, which may impede our ability to generate sufficient revenue to cover our costs. Their better financial resources could allow them to significantly out spend us on research and development, as well as marketing and production. We might not be able to maintain our ability to compete in this circumstance


We will need additional capital to allow us to expand our business plan to increase capacity to manufacture and market our technology and products and such financing may be unavailable or too costly.

Our ability to continue research and develop the core technologies and products that we are planning to utilize is dependent on our ability to secure financing and allocate sufficient funds required to support our marketing activity. Additional financing may not be available on favorable terms or even at all. If we raise additional funds by selling stock, the percentage ownership of our then current stockholders will be reduced. If we cannot raise adequate funds to satisfy our capital requirements, we may have to limit our operations significantly. Our ability to raise additional funds may diminish if the public equity markets become less supportive of the industry.

Risks Related to Offering:
Management beneficially owns approximately 36.9% of our common stock and their interest could conflict with yours.

Our Chairman and President, Andrew B. Mazzone and other management beneficially own approximately 36.9% of our outstanding common stock. As a result, Mr. Mazzone and management may be able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control, which may be to the benefit of the directors and executive officers but not in the interest of the shareholders.

Future sales of common stock by our existing shareholders could adversely affect our stock price.


As of December 2, 2005, XIOM Corp., Inc. has 5,800,925 outstanding shares of Common Stock, not assuming the exercise of all the warrants and sale of the stock directly by the Company in this offering. 500,000 additional shares are being registered with this offering, along with 152,067 shares underlying the warrants. Of the total shares outstanding as of December 2, 2005, a total of 5,576,373 belong to shareholders subject to Rule 144, and are "restricted securities" as defined under Rule 144, substantially all of which are available for sale in the public market, subject to the provisions of Rule 144 under the Securities Act, or pursuant to this Registration Statement. Sales of substantial amounts of Common Stock in the public market, or the perception that such sales will occur, could have a materially negative effect on the market price of our Common Stock. This problem would be exacerbated if we continue to issue Common Stock in exchange for services.


We expect to issue additional stock in the future to finance our business plan and the potential dilution caused by the issuance of stock in the future may cause the price of our common stock to drop.


As of December 2, 2005, we had 5,800,925 outstanding shares of Common Stock, not assuming the exercise of all the warrants. If all the shares of stock being offered directly by the Company in this offering were sold, and all warrants were exercised, we would have a total of 6,457,987 issued and outstanding. Subsequent to the effective date of this offering, we may need to raise additional capital, which may then result in the issuance of additional shares of common stock, or debt instruments. Shares may be issued under an available exemption, a later registration statement, or both. If and when additional shares are issued, it may cause dilution in the value of shares purchased in this offering and may cause the price of our common stock to drop. These factors could also make it more difficult to raise funds through future offerings of common stock.


We may not be able to obtain a trading market for your shares.

Trading in our Common Stock, if any, is intended to be conducted on the OTC Bulletin Board operated by the NASD, if and when, we obtain a listing. We have made application to the NASD to list these shares on the Over the Counter Bulletin Board operated by the NASD. Said application is still pending. Because we may not be able to obtain or maintain a listing on the OTC Bulletin Board, your shares may be more difficult to sell. However, if we are unable to qualify for this listing, or if we will become unable to maintain our listing on the OTC Bulletin Board, we believe that our stock will trade on over-the-counter market in the so-called "pink sheets". Consequently, selling your Common Stock would be more difficult because only smaller quantities of stock could be bought and sold, transactions could be delayed, and security analysts' and news media's coverage of Xiom Corp. may be reduced. These factors could result in lower prices and larger spreads in the bid and ask prices for our stock.

It is more difficult for our shareholders to sell their shares because we are not, and may never be, eligible for NASDAQ or any National Stock Exchange.

We are not presently, nor is it likely that for the foreseeable future we will be, eligible for inclusion in NASDAQ or for listing on any United States national stock exchange. To be eligible to be included in NASDAQ, a company is required to have not less than $4,000,000 in net tangible assets, a public float with a market value of not less than $5,000,000, and a minimum bid price of $4.00 per share. At the present time, we are unable to state when, if ever, we will meet the NASDAQ application standards. Unless we are able to increase our net worth and market valuation substantially, either through the accumulation of surplus out of earned income or successful capital raising financing activities, we will never be able to meet the eligibility requirements of NASDAQ. As a result, it will more difficult for holders of our common stock to resell their shares to third parties or otherwise, which could have a material adverse effect on the liquidity and market price of our common stock


We may require additional funds to achieve our current business strategy, which we may not be able to obtain which would affect our ability to operate.


XIOM CORP. is a relatively new business entity with limited capital resources. Its future plans may require significant capital, which may not be available on an as needed basis to XIOM CORP. If XIOM Corp.'s capital is insufficient to impact and reach the targeted market, XIOM CORP. may not achieve its intended goals or succeed in its industry.


Risks of Leverage; Debt Service Requirements may hamper our ability to operate and grow our revenues.


The Company's debt to equity ratio is likely to be high at the commencement of operations due to the requirement of borrowing funds to continue operations. High leverage creates risks, including the risk of default as well as operating and financing constraints likely to be imposed by prospective lenders. The interest expense associated with the Company's anticipated debt burden may be substantial and may create a significant drain on the Company's future cash flow, especially in the early years of operation. Any such operating or financing constraints imposed by the Company's lenders as well as the interest expense created by the Company's debt burden could place the Company at a disadvantage relative to other better capitalized service providers and increase the impact of competitive pressures within the Company's markets


No assurances that the Company will be successful in implementing its business plan and we may fail in our marketing efforts.


All investments will be available for use by the Company immediately upon payment and subscription by the investor and will not be available for refund to investors if the offering fails to raise sufficient funds to complete the business plan of the Company. Investors can have no assurances that the Company will be able to raise funds from other sources to complete its business plan.

Competition may have a material impact on our ability to sell our Technology and Products.

The Company faces substantial competition from a number of providers of similar services. Many of the Company's competitors, particularly those competitors who are large, have substantially greater financial, manufacturing, marketing and technical resources; have greater name recognition and customer allegiance than the Company. This may affect our ability to attract business and limit the opportunities to generate revenues.


Forward Looking Information

Certain statements in this document are forward-looking in nature and relate to trends and events that may affect the Company's future financial position and operating results. The words "expect" "anticipate" and similar words or expressions are to identify forward-looking statements. These statements speak only as of the date of the document; those statements are based on current expectations, are inherently uncertain and should be viewed with caution. Actual results may differ materially from the forward-looking statements as a result of many factors, including changes in economic conditions and other unanticipated events and conditions. It is not possible to foresee or to identify all such factors. The Company makes no commitment, other than as required, to update any forward-looking statement or to disclose any facts, events or circumstances after the date of this document that may affect the accuracy of any forward-looking statement.

Reliance on Management.

The investors will have no rights to participate in the above-described management decisions of the Company; the shareholder will only have such rights as other shareholders.

USE OF PROCEEDS


XIOM Corp. will not receive any proceeds from the sale of the shares by the Selling Shareholders. XIOM Corp. will receive the proceeds of the 500,000 shares to be sold directly by the Company, from time to time. There is no guarantee that these additional shares will be sold.

The following table allocates the proceeds from the sale of shares, at various levels from a minimum quantity to the maximum quantity, at $3.00 per share and in priority order as to how such proceeds would be utilized.

                                      50,000        200,000       350,000       500,000
                                      Shares        Shares        Shares        Shares
                                    ----------    ----------    ----------    ----------
Sales and marketing expenditures    $  100,000    $  200,000    $  250,000    $  300,000
Inventory purchases                     50,000       175,000       250,000       350,000
Accounts receivable financing                0       125,000       350,000       500,000
Administrative salaries                      0       100,000       200,000       350,000
                                    ----------    ----------    ----------    ----------

       Total Use of Proceeds        $  150,000    $  600,000    $1,050,000    $1,500,000
                                    ==========    ==========    ==========    ==========


DETERMINATION OF OFFERING PRICE

Before this offering, there has been no public market for the shares of our common stock. Accordingly, the price of the common shares stated in this prospectus $3.00 was determined by an arbitrary process based upon our internal, subjective evaluation. Among the factors considered in determining the initial estimated price of the common shares were:

      1.    Our history and our prospects;
      2.    The industry in which we operate;
      3. The status and development prospects for our proposed products and services;
      4.    Our past and present operating results;
      5.    The previous experience of our executive officers; and
      6. The general condition of the securities markets at the time of this offering.

The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the shares of common stock offered in this prospectus. That price is subject to change as a result of market conditions and other factors, and we cannot assure you that the common stock can be resold at or above the initial public offering price.

DIVIDENDS

We have never paid a cash dividend on our common stock. It is our present policy to retain earnings, if any, to finance the development and growth of our business. Accordingly, we do not anticipate that cash dividends will be paid until our earnings and financial condition justify such dividends, and there can be no assurance that we can achieve such earnings.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following is our plan of operation for the following 12 months, and should be read in conjunction with our financial statements and notes thereto appearing in this prospectus.


Xiom Corp.'s plans for the next twelve months:
Based upon the Company being minimally successful in this offering (based upon the sale of 50,000 shares of the offering being conducted by the Company), we intend to finance a direct mail campaign to paint contractors and building contractors centered around major cities. We also intend to demonstrate the products in twelve major cities at the rate of one per month. Each demonstration will be of the XIOM 1000 and conducted in each city.

The promotional and demonstration expenses are estimated to be approximately $12,000 per city, as follows:

                  Advertising:                       $1,500
                  Direct Mail                        $4,000
                  Demonstration Site Expenses:       $2,000
                  Literature and sample expenses:    $2,000
                  Travel and Accommodation:          $2,000
                  Miscellaneous                      $1,000

It is estimated that the Company will sell from five to twelve systems per city. If the minimum of five systems are sold per twelve cities, the revenues would be $40,000 and the cost of the product and promotional expenses would be $23,000 with a profit of $17,000. We also would expect to sell materials for use with each system. We expect a minimum estimate of 100 pounds of material a month per new customer. Bases upon these estimates, five systems times 100 pounds of material would be 500 pounds of material shipped each month, selling at $10 per pound with a cost of manufacture of $5.00 per pound would realize the Company a profit of $2,500 per month for materials, based on the minimums estimated by the Company.

The Company expects that its expenses will be a total of $80,000 for the next six months, not counting promotional expenses for the selling of the guns or cost of manufacturing the products. The Company expects that it can cover these expenses with the revenue for its current contract with New York State. After six months, the Company would have to depend on system sales to cover the monthly expenses. The Company expects that selling five systems per month, it can sustain itself indefinitely.

We are able to manufacture the full line of equipment as evidenced by our delivery of 20 plus Xiom systems to paying customers and the manufacture and delivery of Xiom materials to those same customers. The company's planning has not gone further than this until it could raise working capital for the seminars planned. Lack of success with the promotional seminars would signal impaired general viability of the process. If the promotional seminars are a success, the system would become self-financing without the need of future cash infusions. The company cannot say with assurance what the results of those intended seminars might be. Our sale of 20 guns was achieved with promotional revenues of approximately $10,000. Based on this small and admittedly inconclusive sample, the company believes that it can generate sustained revenues by means of the promotional seminars.


The Company expects it has enough cash resources and revenue to cover expenses for the foreseeable future as long as it continues to slowly make sales and manufacture the guns and products. However, without increased revenues or additional capital, it is extremely likely that our marketing plan will not be able to be completed. This would significantly hamper out efforts to enter into the product niche as and when we would like.


The source of liquidity would come from two sources. Internally, as we slowly increase sales, we would be able to increase the acquisition of raw materials and increase production. This would increase the short-term liquidity of the Company. Externally, we would gain long-term liquidity from the sale of the shares being offering in this offering, and from the exercise of the warrants by the shareholders from the recent private placement.


There are no known trends, events or uncertainties that have or are reasonably likely to have a material impact on the Company's short-term or long-term liquidity, other than the inability to sell our products, or the failure to sell any of the shares offered in this offering or the exercise of the warrants by the shareholders.

The company does not expect to significantly increase its employees in the next fiscal year. We do not expect to increase our manufacturing facilities or purchase equipment, other than raw materials.

The Company's critical accounting policies and estimates are applied only to contracts which have terms greater than one month and are fixed-price contracts using the percentage-of-completion method of accounting, measured by the percentage of actual cost incurred to date, to the estimated total cost for each contract. Estimated costs and revenues are based upon engineering estimates of the work performed to date relative to the total work required under the contract. Changes in contract estimates which result in changes in estimated profit are applied to the cumulative work accomplished on the project. The re-calculated gross profit on the contract is applied to the revenues recorded to date for the entire life of the contract.

BUSINESS OF THE COMPANY - PRINCIPAL PRODUCTS AND SERVICES


The coatings utilized by Xiom Corp. are produced from materials in the form of plastic powder. The material is melted in a heat source, and projected onto a substrate by a mixture of air, oxygen and flammable gases to form the coating. The air, flammable gases and coating are brought together in a flame in the nozzle of a specialized and patented gun where the coating is melted and sprayed forward onto the surface to be coated. The gases and molten coating are cooled by the surface and the coating adheres to the surface.


The company is a technology business company offering delivery of plastic powder coatings at on-site locations. Powder coating currently is a process in which metal parts are brought into a factory environment where they are cleaned and prepared to receive a powder coating. Plastic in powder form is then applied to the various metal parts by means of an electrostatic charge that causes the powder to adhere to the surface. The coated part is then heated in an oven for a period of time to cause the plastic to melt and adhere to the substrate. This process is used throughout the industry and does work well into the billions of dollars. Our process operates differently. Although we use plastic powder, we do not electrostatically charge that powder in order for it to adhere to a substrate. We use a different mechanism, which simultaneously applies and fuses the powder to a substrate. The advantage of this process is that the coatings can be applied anywhere, not necessarily in a factory setting, can be applied without use of an oven, and can be applied to most substrates in addition to the metal substrate to which powder coatings are traditionally applied in a factory, using an oven.


The company's plastic spray technology unique and has patents pending. It delivers powder coatings through a specialized spray system that allows those coatings to be applies both on site and in a factory. With our process, the on-site plastic powder coating process, you can deposit coatings on wood, steal, fiberglass, concrete and plastic - a variety of substrates not all available to traditional powder coating. Our process is quick, does not use an expensive oven for curing and can be used both outside and inside a building.

HISTORY OF THE TECHNOLOGY

The history of applying polymer coatings dates back to the early 1950's starting with the fluidized bed process and then in the 1960's to the Electrostatic Powder Sprayer (EPS). Today EPS is the standard for applying organic polymer coatings. It is commonly referred to as "Powder Coating" which to those familiar with the process means EPS applied plastic powder coatings followed by oven curing at approximately 400 F, where melting and film formation takes place.

EPS is a large business today as polymer coatings, thermoplastic and thermosets are applied to a variety of substrates. They can be applied to cold surfaces before being cured to film thickness typically between 1 to 4 mils (50-200 microns). There are little Volatile Organic Compounds (VOC) and reduced Hazardous Air Pollutants (HAP). For these reasons EPS has captured substantial business form the established liquid coating processes (Painting).

EPS applied plastic coatings are further characterized by their wide use in OEM and production applications for decorative purposes where appearance and durability are required. While there is some use of functional EPS coatings, by and large the vast majority of use are for decorative applications. Large numbers of relatively small components can best take advantage of the economic benefits from EPS powder processing thus conforming to the limits of batch processing and over size restrictions.

XIOM's UNIQUE THERMAL SPRAY TECHNOLOGY

The XIOM powder spray process uses the rich history of EPS Powder Coatings but takes the technology a step further to meet the field requirements of on-site liquid painting, thus bridging the gap between "in house" EPS and "on-site" liquid painting developing a true portable on-site polymer coating system.

Two major advances account for XIOM's coating technology.

First, Xiom's 1000 Thermal Spray system is currently the Company's only equipment product for on-site portability. It permits spraying of relatively low melting point polymer powder without oven heating and/or generation of VOC produts. High deposit rate and efficiency further characterize the XIOM 1000 system.

Second, Xiom plastic powders are designed specifically for Thermal Spraying. New materials technology utilizing multiplex combinations, blends, additives and composites, thus taking advantage of synergy and covalent bonding to produce exceptionally high adhesion to most substrates and functional properties heretofore not possible with polymers (plastic coatings). For instance, Xiom is the first to produce thermal sprayed polymer/zinc primer coats, which deliver very high quantities of zinc to the substrate for corrosion control. These polymer/zinc primer coatings not only bond securely to steel substrate, but they facilitate bonding of sprayed top coatings as well.

Many Xiom powders are unique and therefore patentable, with patents pending. Substrates such as wood, plastic, masonry and fiberglass - not processable via EPS - are now readily sprayable with the XIOM 1000 system, along with steel, aluminum and non-ferrous substrates.

The new powder coatings properties produced with the XIOM 1000 system are manifested in the wide variety of applications both functional and decorative now solvable.

The Company currently has 15 varied material formulations to create spray coatings. The Coating functionality includes anti-corrosion; wear resistance, architectural, anti-foul, anti-microbial, anti-graffiti, glow-in-the-dark, and grip and release and anti-friction. The Company's materials come in over 100 different colors. The completely portable delivery system consists of a 70 pound combination of a patent pending spray gun, patent pending powder feeder and control console retailing for a total of $7,900. Material costs for the powder range from anywhere from $4 to $18 a pound, depending on their functionality. The Company can mix ceramics and metals, if desired, for added wear, into its plastic coatings and can add anti-microbial formulations into the coatings. The system sprays up to 12.5 pounds of plastic material an hour using different spray nozzles, allowing for both round patters and a 4-inch fan spray pattern. The system is pneumatically controlled. The fuel system is oxygen and propane with air as a cooling gas. Preparation of surfaces is the same as for painting. Since these are plastic coatings, all solids with no hollows and voids, they will last longer than paint-based coating systems. They can be applied thick or thin and have no volatile organic compounds as part of their makeup.

Off-Balance Sheet Arrangements

      We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

INFLATION

      The amounts presented in the financial statements do not provide for the effect of inflation on the Company's operations or its financial position. Amounts shown for machinery, equipment and leasehold improvements and for costs and expenses reflect historical cost and do not necessarily represent replacement cost. The net operating losses shown would be greater than reported if the effects of inflation were reflected either by charging operations with amounts that represent replacement costs or by using other inflation adjustments.

GOVERNMENT REGULATIONS

We estimate that there is no material cost to comply with any environmental laws of the Federal, State or Local governments. Any compliance, we believe that any cost and/or compliance is the responsibility of the end user.

The cost of compliance with government regulation is embedded in the cost of environmentally safe equipment. Government inspection requires assistance by employees and such assistance is not deemed material by the Company.


New York State approval pertains to the bridge coating business. We are an approved vendor by NYS Department of Transportation and if we receive a coating contract, that contract is monitored daily by NYS inspectors.


The New York State Thruway Authority has approved and is currently using thermal spray coatings as an acceptable method of corrosion protection of bridge structural steel. XIOM is an approved applicator for New York State Thruway Authority Bridge Metallizing Projects.

As part of its specifications for thermal spraying New York State has adopted specifications established by the Society of Protective Coatings (SSPC) and The American Society for Testing and Materials (ASTM).

The Company is subject to Workers' Compensation and Safety Laws. XIOM believes that it has all the necessary licenses from all governmental agencies to conduct business in the U.S. It has not had any warnings or citations for any violations. To the best of its knowledge, the Company complies with all emissions regulations and waste removal regulations. The Company believes its only exposure would be in the area of Workers' Compensation claims for which it is insured. The Company doesn't reserve for possible problems in this area because of its history of not having such problems.

MANAGEMENT

The directors and officers of the Company are listed below with information about their respective backgrounds. Each Director is elected to serve a one year term, until the next annual meeting of the shareholders or until their successor is elected (or appointed) and qualified.


Name                     Age     Position
-----------------------------------------
Andrew B. Mazzone        63      Chairman, President and Promoter
Thomas Gardega           57      Executive Vice President, Director and Promoter


Andrew Mazzone

Mr. Mazzone has been the Chairman and President of the company since its inception in 1998. Mr. Mazzone was the President of TTIH at the time of the spinout. He resigned as Sole Officer and Director of TTIH on November 1, 2001. Thereafter, when the targeting merger candidate for TTIH fell through, TTIH located a potential new target for acquisition and changed its name to Steam Clean USA, Inc. on or about August 15, 2002. On July 1, 2003, Steam Clean USA, Inc. acquired Humana Trans Services Group, Ltd. At this point Mr. Mazzone was invited to become Chairman of the Board of Directors. He served in that position until January 2004, when he resigned as Chairman but remained as a Director and until April 5, 2004, when he resigned from the Board entirely. From 1970 until February 15, 1995, Mr. Mazzone was employed by Metco, Westbury, NY, a subsidiary of the Perkin Elmer Corp., a holding company, which subsidiary, Metco, was engaged in the business of development of metal spraying and metal powders. Mr. Mazzone, as President, resigned from Sulzer Metco after the acquisition of the Company in 1995. From 1995 to October, 2001 Mr. Mazzone was President of Thermaltec International.

At Metco, Mr. Mazzone held various positions, including as Director of Logistics, Director of Sales and Marketing, Director of Manufacturing, Executive Vice President and President.


Mr. Mazzone has degrees from Babson College, Babson Park, Massachusetts, in finance and an advanced degree in economics, with a specialty in economic history. Mr. Mazzone will devote full time to the efforts of the Company (See "Principal Stockholders"). Mr. Mazzone will also be a promoter of the Company.

Thomas Gardega

Mr. Gardega is Executive Vice President and has been an employee of the company since September 24, 1999. Mr. Gardega brings to the Company a vast knowledge in the heat sprayed plastic coatings industry. Mr. Gardega was responsible as project manager for all field operations of electrical construction in the State of South Carolina for Basic Electrical, Inc. from January 1997 until January 1999, including purchasing, manpower acquisition, managing field office, project management and scheduling, materials, equipment, permits, and meetings.

Mr. Gardega held a position in Perkin Elmer's (a publicly traded company), division of Metco from 1978 to 1981 as special marketing representative and field service engineer. His function included training, customer support, materials, and applicable processes.


Mr. Gardega has held management positions in commercial electrical contracting projects throughout the United States. He also was President of National Thermal Spray, Inc., a developer and marketer of thermal coating systems from May 1985 until December 1989. He is an acknowledged expert in large scale installation of electrical and communications systems. He graduated from Empire State College in New York majoring in business administration. Mr. Gargega will also be a promoter of the Company.


EXECUTIVE COMPENSATION

The officers and directors of Xiom Corp. will be reimbursed only for documented out-of-pocket expenses, petty cash and by issuing shares for services.

All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Executive officers are elected annually by the Board of Directors to hold office until the annual meeting of shareholders and until their successors are chosen and qualified.

DESCRIPTION OF PROPERTY

XIOM leases office space in Westbury, New York, on a month-to-month basis for $1,300 per month. In addition, the Company leases a separate manufacturing and warehouse facility of approximately 1,600 square feet, on a month-to-month basis for $2,500 per month. Rent expense, net of sub-lease income, for fiscal 2004 and 2003 was approximately $35,600 and $27,500, respectively. The office space and manufacturing are adequate for the needs of the Company at this time. However, if it were necessary to expand manufacturing capacity, the Company would need to relocate its facilities, at an added cost per month. Such location would be relatively easy to locate, but the initial cost may be excessive for us.

EMPLOYEES

The company has three full time employees including its Officer/Directors that are engaged in Company business on a full-time basis. There are no part-time employees. None of our employees are covered by collective bargaining agreements. We believe that our relations with our employees are good.

LITIGATION

The Company is not engaged in any litigation.

EMPLOYMENT AGREEMENTS

As of the date of this filing we do not have any written employment agreements with any officer or directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has issued the following shares to affiliates of the Company; the transactions took place on August 12, 2004:

We issued to our President, Andrew Mazzone, a total of 500,000 shares of common stock, in two separate transaction 125,000 shares for the repayment of Officer Loans to the Company and 375,000 shares for the transfer of certain technology rights used by the Company. These certain rights included the creation of certain proprietary technologies and applications from Mr. Mazzone's experience in the coating industry which enhanced the patents received from Mr. Gardega.

We issued to our Vice-President, Thomas Gardega, a total of 850,000 shares of common stock, in two separate transactions, 475,000 shares for the transfer of certain technology rights used by the Company, and 375,000 shares for the transfer of certain Patent Rights to the Company. These patent rights are as contained in the patent descriptions filed as Exhibits to the Registration statement and with the United States Patent and Trademark Office.

We issued 150,000 shares of common stock to DRB Consulting, Inc., for accounting and consulting services for the fiscal years of 2003 and 2004. David Behanna is the control person of DRB Consulting, Inc.

We issued 200,000 shares of common stock to James W. Zimbler for consulting services related to business organization and financial services performed by him in the 2004 fiscal year.

We issued 40,000 shares to Michael S. Krome, Esq., for legal services performed and to be performed on behalf of the Company.

PRINCIPAL STOCKHOLDERS

The following table describes, as of August 15, 2005, the beneficial ownership of our Common Stock by persons known to us to own more than 5% of such stock and the ownership of Common Stock by our directors, and by all officers and directors as a group.

                                         Number of
                                         Shares Beneficially     Percentage of Shares Owned
Identity of Stockholder or Group         Owned (1)               after sale of Shares in Offering (2)
--------------------------------         -------------------     ------------------------------------
Andrew B. Mazzone                        1,353,259               20.9%
513 Dryden Street
Westbury, NY  11590
President, Director

Thomas Gardega                           1,034,786               16.0%
200 Landmark Road
Conway, SC  29527
Executive Vice President, Director

James Zimbler (3)                          213,334                 *
234 East College Avenue
State College, PA 16801

Michael S. Krome, Esq. (3)                  40,000                 *
8 Teak Court
Lake Grove, NY 11755

-----------------------
All Officers and Directors as            2,388,045               36.9%
A Group (2 Persons)

*     Less than 5%

(1) Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of Common Stock that an individual or entity has a right to acquire within 60 days pursuant to the exercise of options or options are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or entity, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person or entity shown in the table.

(2)   Assumes sale of 500,000 shares by the Company and exercise of all warrants

(3)   Mr. Zimbler is a control person, along with another shareholder, Michael
      S. Krome, Esq., a holder of 40,000 shares in Alpha Advisors, LLC. The shares owned by Mr. Zimbler and Alpha total 488,334 and when all of the ownership percentages are added, the control percentage for Alpha Advisors LLC is 7.6%, if voted as a block. The shares owned by Mr. Krome and Alpha total 315,000 and when all of the ownership percentages are added, equaling 528,334, the control percentage for Alpha Advisors LLC is 4.8%, if voted as a block. If Mr. Zimbler, Mr. Krome and Alpha are pooled, the percentage is 8.1%

DILUTION


Our net tangible book value as of June 30, 2005 was $152,949, or $0.03 per share of common stock. Net tangible book value per share represents tangible assets, less liabilities, divided by the number of shares of common stock issued and outstanding. The following table illustrates the dilution to purchasers of common stock in this offering at various arbitrarily determined sales levels, at an assumed public offering price of $ 3 per share. At the sales levels indicated, our pro forma net tangible book value at June 30, 2005 would have been $752,949, $1,052,949, $1,352,949, or $1,652,949 respectively. This represents an immediate dilution of $2.87, $2.82, $2.78 or $2.73 per share, respectively, to new investors.

                                                   Number of Shares of Common Stock Sold in the Offering(1)
                                                      200,000       300,000       400,000        500,000
                                                      Shares        Shares        Shares         Shares
Public offering price per share                         3.00         3.00           3.00           3.00
                                                   ----------------------------------------------------

Net tangible book value before the offering             0.03         0.03           0.03           0.03
Increase in net tangible book value
attributable to new investors                           0.10         0.15           0.19           0.24
                                                   ----------------------------------------------------

Pro forma net tangible book value per share
after the offering                                      0.13         0.18           0.22           0.27
                                                   ----------------------------------------------------

Dilution per share to new public investors              2.87         2.82           2.78           2.73


(1) The above dilution calculations do not give effect to the outstanding warrants to purchase up to 157,062 shares of common stock at $.75 per share.

OFFERING BY SELLING SHAREHOLDERS


      The following tables set forth certain information concerning each of the selling shareholders. The shares are being registered to permit the selling shareholders and their transferees or other successors in interest to offer the shares in compliance with Rule 415(a)(1)(ix), at a price of $3.00 per share until the shares are quoted on the Over the Counter Bulletin Board, if ever.


      Selling shareholders are under no obligation to sell all or any portion of their shares. Particular selling shareholders may not have a present intention of selling their shares and may sell less than the number of shares indicated. The following table assumes that the selling shareholders will sell all of their shares.

      None of the Selling Shareholders are broker-dealers or affiliates of broker-dealers.

                                        Total  number        Number of          % of Beneficial
                                        Of shares owned      shares included    Ownership at
Selling Shareholder                     prior to offering    in offering        completion of Offering (1)
----------------------------------------------------------------------------------------------------------
Andrew Tarabelli                             18,667              18,667                 *
Shirley V Fox and Raymond A Fox, Jr           1,000               1,000                 *
Heather Sides                                   800                 800                 *
Devon Rae Sides                                  65                  65                 *
Rian Grey Sides                                  65                  65                 *
Leslie C. Fox                                 6,667               6,667                 *
Ann G. Travers Revocable Trust (3)            8,000               8,000                 *
Kevin M. Petrone                              1,300               1,300                 *
Alfred Zefara                                 6,667               6,667                 *
Robert Fredricks                              7,333               7,333                 *
Patric Sellitti                               7,333               7,333                 *
William T. Rooker &
        Iman Rooker,                          1,500               1,500                 *
Martin Murray & Susanna Murrya                2,500               2,500                 *
Ryan Michael Byson                              500                 500                 *
Stephanie Nicole Murray                         100                 100                 *
Martin Gouglas Murray                           100                 100                 *
Joseph Pileri                                 2,667               2,667                 *
Donald B. Stevenson                          10,000              10,000                 *
James W. Zimbler (2)                        213,334              13,334(2)        226,668(2)
Robert Fox                                    1,000               1,000                 *
Linda Steinkamp                               3,000               3,000                 *
Theresa Steinkamp                             3,000               3,000                 *
Carole S. Daddona                             6,667               6,667                 *
Kevin Duckman                                 6,667               6,667                 *
Irving Schwab                                13,333              13,333                 *
Albino L. Sellitti                            4,000               4,000                 *
John Mirabella                                1,333               1,333                 *
Vincent J. Dixon                              1,333               1,333                 *
Ralph Dente                                   1,333               1,333                 *
Brain E. Rooney                               1,333               1,333                 *
Richard Carter                               13,334              13,334                 *
Stefeno Buscarnea                             1,333               1,333                 *
Marc Regan                                    1,333               1,333                 *
James G. Petrone & Thelma A Petrone             133                 133                 *
Michael V. Della Fave                         1,333               1,333                 *
Caarmine S. Marcello, Jr                      1,333               1,333                 *
Kevin D. Canterman                            1,333               1,333                 *
Jeanne Kirk                                   4,000               4,000                 *

         Total                                                  157,062

Total Shares and shares underlying warrants
     included in registration statement:    314,124

(*)   Less than 1% of the issued and outstanding shares.

(1) Assuming exercise of all warrants and sale of all shares offered by the Company.

(2) Mr. Zimbler owns a total of 213,334 shares of common stock. Mr. Zimbler is a control person, along with another shareholder, Michael S. Krome, Esq., a holder of 40,000 shares in Alpha Advisors, LLC. The shares owned by Mr. Zimbler and Alpha total 488,334 and when all of the ownership percentages are added, the control percentage for Alpha Advisors LLC is 8.3%, if voted as a block. The shares owned by Mr. Krome and Alpha total 315,000 and when all of the ownership percentages are added, the control percentage for Alpha Advisors LLC is 5.4%, if voted as a block. If Mr. Zimbler, Mr. Krome and Alpha are pooled, the percentage is 9.0%

(3) Ann G. Travers has voting or investment control for the Ann G. Travers Revocable Trust.

Changes in the Selling Shareholders will be provided by post-effective amendments filed with the Securities and Exchange Commission.

SHARES ELIGIBLE FOR FUTURE SALE

      As of the date of this offering, Xiom Corp. has 5,800,925 outstanding shares of Common Stock with an estimated book value of $100,364 or $.017 per share. Assuming the 500,000 shares to be sold by the Company are sold and the exercise of the 157,062 shares underlying the warrants, there will be a total of 6,457,987 shares issued and outstanding. The shares held by the officers and directors and other entities holding more than 5% of the issued and outstanding shares of the Company will be subject to the volume selling requirements of Rule 144.

      In general, under Rule 144 as currently in effect, a person or persons whose shares are aggregated, including an Affiliate, who has beneficially owned Restricted Shares for at least one year is entitled to sell, within any three-month period, a number of such shares that does not exceed the greater of:

      (i) One percent of the outstanding shares of Common Stock; or

      (ii) The average weekly trading volume in the Common Stock during the four calendar weeks preceding the date on which notice of such sale is filed with the Securities and Exchange Commission.

      Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about Xiom Corp. In addition, a person who is not an Affiliate and has not been an Affiliate for at least three months prior to the sale and who has beneficially owned Restricted Shares for at least two years may resell such shares without regard to the requirements described above. Xiom Corp. is unable to estimate the number of Restricted Shares that ultimately will be sold under Rule 144 because the number of shares will depend in part on the market price for the Common Stock, the personal circumstances of the sellers and other factors. See "Risk Factors--Shares Eligible for Future Sale" and "Risk Factors--Possible Volatility of Stock Price."

DESCRIPTION OF SECURITIES


      Our authorized capital stock consists of 10,000,000 shares of common stock, par value $.0001 per share. As of December 2, 2005, there were 5,800,925 shares of Common Stock outstanding. This does not include the 500,000 shares being registered in this Registration Statement to be sold by the Company, if possible, from time to time, and the 157,062 shares underlying the warrants. The following summary description of the Common Stock is qualified in its entirety by reference to the Company's Certificate of Incorporation and all amendments thereto.


Common Stock

      Our authorized capital stock consists of 10,000,000 shares of common stock, par value $.0001 per share. Each share of Common Stock entitles its holder to one non-cumulative vote per share and, the holders of more than fifty percent (50%) of the shares voting for the election of directors can elect all the directors if they choose to do so, and in such event the holders of the remaining shares will not be able to elect a single director. Holders of shares of Common Stock are entitled to receive such dividends, as the board of directors may, from time to time, declare out of Company funds legally available for the payment of dividends. Upon any liquidation, dissolution or winding up of the Company, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the Company available for distribution to stockholders.

      Stockholders do not have any pre-emptive rights to subscribe for or purchase any stock, warrants or other securities of the Company. The Common Stock is not convertible or redeemable. Neither the Company's Certificate of Incorporation nor its By-Laws provide for pre-emptive rights.

PLAN OF DISTRIBUTION

      No market currently exists for our shares. The price reflected in this Prospectus of $3.00 per share is the initial offering price of shares upon the effectiveness of this prospectus. At that time the selling shareholders may offer the shares for this price, until the shares are traded on the OTC Bulletin Board, if ever. At that time the price will be determined by the market and may not reflect the initial price of our shares after the offering. We cannot make any prediction at what range our shares will trade at, if any.

      The shares may be sold or distributed from time to time by the selling stockholders or by pledges, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledges) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, prior to trading this price will be $3.00, after the shares are trading, if ever, it will be at market prices prevailing at the time of sale. After the shares are traded, if this happens, the distribution of the shares may be effected in one or more of the following methods:

      o ordinary brokers transactions, which may include long or short sales,

      o transactions involving cross or block trades on any securities or market where our common stock is trading,

      o purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus,

      o "at the market" to or through market makers or into an existing market for the common stock,

      o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,

      o through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or

      o any combination of the foregoing, or by any other legally available means.

Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares. Because the selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act of 1933. Each selling stockholder has advised us that the stockholder has not yet entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares.

At the time a particular offer is made by or on the behalf of the selling security holders, a prospectus, including any necessary supplement thereto, will be distributed which will set forth the number of shares of common stock, and the terms of the offering, including the name or names of any underwriters, dealers, or agents, the purchase price paid by any underwriter for the shares purchased from the selling security holders, any discounts, commissions and other items constituting compensation from the selling security holders, any discounts, commissions, or concessions allowed, re-allowed, or paid to dealers, and the proposed selling price to the public.

XIOM Corp. will receive the proceeds of the 500,000 shares to be sold in the future directly by the Company, from time to time and the 157,062 shares underlying the warrants. The Company will only receive the proceeds from the sale of the shares by the Company, if sold and/or the warrants are exercised. There is no guarantee that the shares will be sold.


It is the intention of the Company to sell the shares being offered for sale by the Company only by its Officers and Directors, that being only Mr. Mazzone and Mr. Gardega. No other person or entity is expected, at this point in time, to be permitted to offer these shares for sale to investors. With respect to Rule 3a4-1, each element of subsection (a) is satisfied as follows:

      (1) Neither person is subject to any statutory disqualification at the time of the participation;
      (2) Neither person is being compensated in connections with his participation by the payment of commissions or other remuneration based either directly or indirectly on transaction in the securities;
      (3) Neither person at the time of his participation an associated person of a broker or dealer; and
      (4) Each person meets the requirements of (a)4(i), (ii) or (iii) in as much as (ii) the associated person meets all of the following conditions:
                  A. The associated person primarily performs, or is intended primarily to perform at the end of the intended offering, substantial duties for or on behalf of the issuer other wise in connection with transactions in securities; and
                  B. The associated person was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and
                  C. The associated person does not participate in selling an offering of securities for any issuer more than once every 12 months.

      Each of the persons mentioned complies with the requirements set forth above.

CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BYLAWS REGARDING INDEMIFICATION OF DIRECTORS AND OFFICERS REGARDING INDEMNIFICATION


The Certificate of Incorporation of the Company provides indemnification to the fullest extent permitted by Delaware law for any person whom the Company may indemnify thereunder, including directors, officers, employees and agents of the Company. In addition, the Certificate of Incorporation, as permitted under the Delaware General Corporation Law, eliminates the personal liability of the directors to the Company or any of its stockholders for damages for breaches of their fiduciary duty as directors. As a result of the inclusion of such provision, stockholders may be unable to recover damages against directors for actions taken by directors which constitute negligence or gross negligence or that are in violation of their fiduciary duties. The inclusion of this provision in the Company's Certificate of Incorporation may reduce the likelihood of derivative litigation against directors and other types of stockholder litigation, even though such action, if successful, might otherwise benefit the Company and its stockholders

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. The Company's Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except as limited by Delaware law. The Company's Bylaws provide that the Company shall indemnify to the full extent authorized by law each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

Insofar as indemnification for liabilities may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, or the Securities Act of 1934, (collectively, the "Acts") as amended, it is the position of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Acts and are therefore, unenforceable.

DELAWARE ANTI-TAKEOVER LAW AND OUR CERTIFICATE OF INCORPORATION AND BY-LAW PROVISIONS

      Provisions of Delaware law and our Certificate of Incorporation and By-Laws could make more difficult our acquisition by a third party and the removal of our incumbent officers and directors. These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with proponent of an unfriendly or unsolicited acquisition proposal outweigh the disadvantages of discouraging such proposals because, among other things, negotiation could result in an improvement of their terms.

      We are subject to Section 203 of the Delaware General Corporation Law, which regulates corporate acquisitions. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, unless:

      (i) The Board of Directors approved the transaction in which such stockholder became an interested stockholder prior to the date the interested stockholder attained such status;
      (ii) Upon consummation of the transaction that resulted in the stockholder's becoming an interested stockholder, he or she owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers; or
      (iii) On subsequent to such date the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders.

      A "business combination" generally includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. In general, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status, did own, 15% or more of the corporation's voting stock.

WHERE YOU CAN FIND MORE INFORMATION


      Upon effectiveness of this registration statement we will commence filing reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any report, proxy statement or other information we file with the Commission at the Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, we will file electronic versions of these documents on the Commission's Electronic Data Gathering Analysis and Retrieval, or EDGAR, System. The Commission maintains a website at http://www.sec.gov that contains reports, proxy statements and other information filed with the Commission.


      We have filed a registration statement on Form SB-2 with the Commission to register shares of our common stock issued and issuable upon exercise of warrants to be sold by the selling stockholders. This prospectus is part of that registration statement and, as permitted by the Commission's rules, does not contain all of the information set forth in the registration statement. For further information with respect to us, or our common stock, you may refer to the registration statement and to the exhibits and schedules filed as part of the registration statement. You can review a copy of the registration statement and its exhibits and schedules at the public reference room maintained by the Commission, and on the Commission's web site, as described above. You should note that statements contained in this prospectus that refer to the contents of any contract or other document are not necessarily complete. Such statements are qualified by reference to the copy of such contract or other document filed as an exhibit to the registration statement.

TRANSFER AGENT

      The Transfer Agent and Registrar for the common stock is Manhattan Stock Transfer Registrar Company, 1 West Street, Suite 3402, New York, NY 10004, 212-425-2750,

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the experts named herein was or is a promoter, underwriter, voting trustee, director, officer or employee of XIOM Corp. Michael S. Krome, Esq., is the holder of a total of 40,000 shares of common stock, part of which is a portion of his legal fee. As a partner in Alpha Advisors, Mr. Krome has beneficial control over an additional 275,000 shares of common stock. Furthermore, none of the experts was hired on a contingent basis and none of the other experts named herein will receive a direct or indirect interest in XIOM Corp., other than Mr. Krome.

LEGAL MATTERS

The validity of the shares of common stock offered in this prospectus has been passed upon for us by Michael S. Krome, Esq., 8 Teak Court, Lake Grove, New York 11755, (631) 737-8381.

EXPERTS

Our audited financial statements as of September 30, 2004 and September 30, 2003 and for the years then ended, have been included in this prospectus and in the registration statement filed with the Securities and Exchange Commission in reliance upon the report of independent auditors, dated March 25, 2005, upon authority as experts in accounting and auditing. N. Blumenfrucht, CPA, PC's report on the financial statements can be found at the end of this prospectus and in the registration statement.

                                    XIOM INC.

                              FINANCIAL STATEMENTS

                               FOR THE YEAR ENDED

                               September 30, 2004

                                       And

                         Nine Months Ended June 30, 2005

                           N. Blumenfrucht CPA PC 1040
                                East 22nd Street
                             Brooklyn New York 11210
                               Tel.- 718-692-2743
                                Fax -718-692-2203

To The Board of Directors and Stockholders of XIOM Corp.
--------------------------------------------------------


We have audited the accompanying balance sheets of XIOM Corp. (formerly known as Panama Industries, Ltd.) as of September 30, 2004 and 2003 and the related statements of operations, stockholders' equity and cash flows for the years ended September 30, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with standards of the Public Company Oversight Board (United States) Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of XIOM Corp., as of the September 30, 2004 and 2003 and the results of its operations and its cash flows for the years ended September 30, 2004 and 2003 in conformity with accounting principles generally accepted in the United States.


The accompanying financial statements have been prepared assuming that XIOM Corp. will continue as a going concern. As discussed in Note 12 to the financial statements, the Company has an accumulated deficit of approximately $453,000. Additionally, the Company incurred a net loss for the fiscal year ended September 30, 2004 of approximately $236,000 and has working capital of approximately $15,000. These factors raise substantial doubts about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 12. The financial statements do not include any adjustments that might result from the outcome of this uncertainty


/s/ N. Blumenfrucht CPA PC

Brooklyn, New York
August 31, 2005

                                   XIOM, Corp.
                                 Balance Sheets
                        As Of September 30, 2004 and 2003

                                                       2004            2003
                                                    -----------     -----------
Assets
    Current Assets
           Cash and Cash Equivalents                $     3,326     $     9,257
           Trade Accounts Receivable                     11,880          25,108
           Inventory                                      2,086           3,402
           Prepaid Expenses                               1,316           2,316
                                                    -----------     -----------
                Total Current Assets                     18,608          40,083
                                                    -----------     -----------

    Fixed Assets
           Machinery and Equipment                       14,646          14,646
           Vehicles                                      16,411               0
           Leasehold Improvements                        10,120          10,120
                                                    -----------     -----------

                                                         41,177          24,766
           Less:  Accumulated Depreciation              (18,987)        (15,086)
                                                    -----------     -----------
                 Fixed Assets, Net                       22,190           9,680
                                                    -----------     -----------

    Other Assets
           Patents Pending, Net of
              Accumulated Amortization                  121,300               0
           Retainage Receivable                          26,334          50,828
           Security Deposits                              2,148           2,148
                                                    -----------     -----------

                  Total Other Assets                    149,782          52,976
                                                    -----------     -----------
                    Total Assets                    $   190,580     $   102,739
                                                    ===========     ===========

Liabilities and Stockholders' Equity
    Current Liabilities
           Accounts Payable                               3,715           3,453
           Accrued Expenses                                   0           8,578
           Notes Payable                                      0          12,000
                                                    -----------     -----------
                 Total Current Liabilities                3,715          24,031

    Long-Term Liabilities
           Shareholder Loan                              87,701          58,080
                                                    -----------     -----------
                    Total Liabilities                    91,416          82,111
                                                    -----------     -----------

    Stockholders' Deficit
           Common Stock                                     557             363
           Additional Paid-In Capital                   551,930         237,784
           Retained (Deficit)                          (453,323)       (217,519)
                                                    -----------     -----------

               Total Stockholders' Equity                99,164          20,628
                                                    -----------     -----------

                    Total Liabilities and
                        Stockholders' Equity        $   190,580     $   102,739
                                                    ===========     ===========

                 See accompanying notes to financial statements

                                   XIOM, Corp.
                            Statements of Operations
                 For The Years Ended September 30, 2004 and 2003

                                                        2004            2003
                                                    -----------     -----------

Sales                                               $   114,479     $   143,973

Cost of Sales                                            69,185          42,320
                                                    -----------     -----------

Gross Profit                                             45,294         101,653

General and Administrative Expenses                     281,098         197,563
                                                    -----------     -----------

Operating Income (Loss)                                (235,804)        (95,910)

Other Income (Expenses)                                       0
                                                    -----------     -----------

Net Income (Loss)                                      (235,804)        (95,910)
                                                    ===========     ===========

Basic and Diluted Income (Loss) per Share                ($0.06)         ($0.03)
                                                    ===========     ===========

Weighted Average Number of Shares Outstanding         3,970,602       3,632,973

                                   XIOM, Corp.
                  Statements of Stockholders' Equity (Deficit)
                 For The Years Ended September 30, 2004 and 2003

                                                                  Common Stock
                                                       ---------------------------------   Additional   Retained         Total
                                                       Per Share   Number of      Par       Paid-In     Earnings     Shareholders'
                                                         Amount     Shares       Value      Capital     (Deficit)   Equity (Deficit)
                                                       ---------------------------------   ---------    ---------   ----------------
Balance, September 30, 2002                                        3,632,973         363     117,784     (121,609)         (3,462)

   Net Income for the year ended September 30, 2003                                                       (95,910)        (95,910)

   Officers' Compensation                                                                    120,000
                                                                   ---------   ---------   ---------    ---------       ---------
Balance, September 30, 2003                                        3,632,973         363     237,784     (217,519)        (99,372)

   Net (Loss) for the year ended September 30, 2004                                                      (235,804)       (235,804)

   Shares issued in August 2004 to purchase
         Patent Technology Rights                      $    0.10   1,225,000         123     122,377                      122,500

   Shares issued in August 2004 to repay
         Notes Payable                                 $    0.10     120,000          12      11,988                       12,000

   Shares issued in August 2004 to repay
         Shareholder Loan                              $    0.10     125,000          12      12,488                       12,500

   Shares issued for services during the year
   ended  September 30, 2004                           $    0.10     473,400          47      47,293                       47,340

   Officers' Compensation                                                                    120,000
                                                                   ---------   ---------   ---------    ---------       ---------
Balance, September 30, 2004                                        5,576,373         557     551,930     (453,323)       (140,836)
                                                                   =========   =========   =========    =========       =========

                See accompanying notes to financial statements.

                                   XIOM, Corp.
                             Statements of Cash Flow
                 For The Years Ended September 30, 2004 and 2003

                                                                       2004          2003
                                                                     ---------     ---------
Cash Flows from Operating Activities:

       Net Income (Loss)                                             ($235,804)    ($ 95,910)
                                                                     ---------     ---------

       Adjustments to reconcile net income (loss) to net cash
          used in operating activities:
              Depreciation and Amorrtization                             5,101         2,260
              Issuance of Shares for Services                           47,340
              Officers' Compensation                                   120,000       120,000
              (Increase) decrease in:
                     Receivables                                        13,228        (6,519)
                     Materials and Supplies                              1,316           884
                     Other Current Assets                                1,000          (571)
                     Retainage Receivable                               24,494       (15,310)
                     Other Assets                                            0           348
                     Accounts Payable and Accrued Expenses              (8,316)       (3,522)
                                                                     ---------     ---------
              Total Adjustments                                        204,163        97,570
                                                                     ---------     ---------
              Net cash provided (used) in operating activities       ($ 31,641)    $   1,660
                                                                     ---------     ---------

Cash Flows from Investing Activities:
       Purchase of Fixed Assets                                        (16,411)       (2,536)
                                                                     ---------     ---------
              Net cash provided (used) by investing activities         (16,411)       (2,536)
                                                                     ---------     ---------

Cash Flows from Financing Activities:
       Repayment of Notes Payable                                            0        (8,815)
       Proceeds from Shareholder Loan                                   42,121        15,031
                                                                     ---------     ---------
              Net cash provided (used) by financing activities          42,121         6,216
                                                                     ---------     ---------

Net increase (decrease) in cash and cash equivalents                    (5,931)        5,340

Cash & Cash Equivalents, Beginning of Period                         $   9,257     $   3,917
                                                                     ---------     ---------

Cash & Cash Equivalents, End of Period                               $   3,326     $   9,257
                                                                     =========     =========

Supplemental Disclosures
       Non-Cash Financing and Investing Activities
              Issuance of Shares for Services                           47,340             0
                                                                     =========     =========
              Officers' Compensation                                   120,000        120000
                                                                     =========     =========
              Issuance of Shares for Patent and Technology Rights      122,500             0
                                                                     =========     =========
              Issuance of Shares in Exchange for Notes Payable          12,000             0
                                                                     =========     =========
              Issuance of Shares in Exchange for Shareholder Loan       12,500             0
                                                                     =========     =========

                 See accompanying notes to financial statements

                                   XIOM, Corp.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED SEPTEMBER 30, 2004 AND 2003

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


      ENTITY AND ORGANIZATION

      XIOM, Corp., formerly Panama Industries, Ltd., ("XIOM or "the Company") was incorporated in March 1998, but was inactive until May 1999. At that time, all operating assets and liabilities of Thermaltec International Corp. ("Thermaltec"), the previous parent company, were transferred into XIOM. In June 2001, XIOM was spun out from Thermaltec upon which the shareholders of Thermaltec received one common share of XIOM for every three common shares of Thermaltec. During fiscal 2004 and 2003, XIOM developed a patented industrial based thermal spray coating technology which will sold directly to commercial customers as well as through a worldwide network of distributorships.

      USE OF ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      REVENUE RECOGNITION

      Revenues from contracts which have terms greater than one month and are fixed-price contracts are recognized on the percentage-of-completion method, measured by the percentage of actual cost incurred to date, to the estimated total cost for each contract. On those contracts which are not fixed-price in nature and which contractually require the billing of actual costs and expenses incurred during the period, revenue is recognized as the actual amount invoiced during the period. Revenues from the patented industrial thermal spray technology is currently being generated from both long-term and short-term contracts, as defined.

      Estimated costs and revenues are based upon engineering estimates of the work performed to date relative to the total work required under the contract. Changes in contract estimates which result in changes in estimated profit are applied to the cumulative work accomplished on the project. The re-calculated gross profit on the contract is applied to the revenues recorded to date for the entire life of the contract and the resulting income or loss is recorded in the current period. The Company has experienced no material contract losses to date.

      CASH AND CASH EQUIVALENTS

      For the purpose of the statement of cash flows, the Company includes cash on deposit, money market funds, amounts held by brokers in cash accounts and funds temporarily held in escrow to be cash equivalents.

      ACCOUNTS RECEIVABLE

      Accounts receivable have been adjusted for all known uncollectible contracts; an allowance for doubtful contracts has not been provided, as the amount is not considered material.

      INVENTORY

      Inventory consists of various materials and supplies utilized on construction contracts and is valued at the lower of cost (first-in, first-out) or market.

      PROPERTY, EQUIPMENT AND DEPRECIATION

      Property and equipment is stated at cost. Major expenditures for property and those that substantially increase useful lives, are capitalized. Maintenance, repairs, and minor renewals are expensed as incurred. When assets are retired or otherwise disposed of, their costs and related accumulated depreciation are removed from the accounts and resulting gains or losses are included in income. Depreciation is provided by utilizing the straight-line method over the estimated useful lives of the assets.

                                   XIOM, Corp.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED SEPTEMBER 30, 2004 AND 2003

      EARNINGS (LOSS) PER SHARE

      The Company has adopted SFAS No. 128, "Earnings per Share", which requires presentation of basic earnings per share ("Basic EPS") and diluted earnings per share ("Diluted EPS") by all publicly traded entities, as well as entities that have made a filing or are in the process of filing with a regulatory agency in preparation for the sale of securities in a public market.

      Basic EPS is computed by dividing net income or loss available to common shareholders by the weighted average number of common shares outstanding during the period. The computation of Diluted EPS gives effect to all potentially dilutive common shares during the period. The computation of Diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an antidilutive effect on earnings.

      INCOME TAXES

      The Company has adopted Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes".

      DEFERRED INCOME TAXES

      Deferred tax assets arise principally from net operating losses and capital losses available for carryforward against future years' taxable income.

      RECLASSIFICATIONS

      Certain accounts in the prior-year financial statements have been reclassified for comparative purposes to conform to the presentation in the current-year financial statements.

      RECENTLY ISSUED ACCOUTING PRONOUNCEMENTS

      There are no recently issued accounting standards that would have an impact on these financial statements.

2.    INVENTORY

                                                                                     For the years ended:
                                                                        September 30, 2004        September 30 2003
                                                                        ------------------        -----------------
      Inventory consists of the following:

                 Materials and Supplies                                     $  2,086                      3,402

3.    PROPERTY AND EQUIPMENT

                                                                                     For the years ended:
                                                  Estimated useful      September 30, 2004        September 30 2003
                                                    Life - years        ------------------        -----------------
      Machinery and equipment                         5-10                  $ 14,646                   $ 14,646
      Vehicles                                        3-5                     16,411
      Leasehold improvements                          5-31.5                  10,120                     10,120
                                                                              ------                     ------
                                                                              41,177                     24,766
      Less accumulated depreciation
          and amortization                                                   (18,987)                   (15,086)
                                                                            --------                   --------

                   Net property and equipment                               $ 22,190                   $  9,680
                                                                            ========                   ========

      Depreciation for the years ended September 30, 2004 and 2003 was $3,901 and $2,260, respectively.

                                   XIOM, Corp.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED SEPTEMBER 30, 2004 AND 2003

4.    PATENTS PENDING

      In August 2004, the two operating officers of XIOM, who are also shareholders, irrevocably transferred to the Company all current and future rights, title and interest in certain technology and intellectual property patents pending related to the low temperature thermal spray gun, modular control unit and material powder feeder. In exchange for transferring their individual ownerships, one of the officers received 375,000 shares of restricted common stock and the other officer, who is also the inventor, received 850,000 shares of restricted common stock. These shares were valued at $.10 per share, which approximated the fair market value of the common stock on the date of the exchange. As such, the gross carrying value of these patents is $122,500. These patents are being amortized on a straight-line basis over their stated terms, which is seventeen (17) years for each. Amortization expense for fiscal 2004 and 2003 was $1,200 and $-0-, respectively. Estimated amortization expense related to these patents will be approximately $7,200 per year for fiscal 2005 through fiscal 2009.

5.    RETAINAGE RECEIVABLE

      Retainage receivable represents the cumulative amount held-back from each percentage-of-completion billing pursuant to long-term contracts. Such amounts will be paid to the Company upon the completion of each contract and customer approval. The net increase(decrease) in Retainage Receivable for fiscal 2004 and 2003 was ($24,494) and $15,310, respectively. As of September 30, 2004, the Retainage Receivable balance $26,334 is expected to be collected in the coming fiscal year.

6.    NOTES PAYABLE

      Notes Payable at September 30, 2003 represents several non-interest bearing demand notes payable to certain individuals in varying amounts. These notes were paid off in August of 2004 by issuing 120,000 shares of restricted common stock. These shares were valued at $.10 per share, which approximated the fair market value of the common stock on the date of the issuance.

7.    SALES TO MAJOR CUSTOMERS

      For the fiscal years ending September 30, 2004 and 2003, the Company had one major customer who accounted for substantially all of the sales and trade accounts receivables.

8.    COMMITMENTS AND CONTINGENCIES

      LEASES

      XIOM leases office space on a month-to-month basis for $1,300 per month. In addition, the Company leases a separate manufacturing and warehouse facility on a month-to-month basis for $2,500 per month. Rent expense, net of sub-lease income, for fiscal 2004 and 2003 was approximately $35,600 and $27,500, respectively.

9.    COMMON STOCK

                                                                                        For the period ended:
                                                                            September 30, 2004     September 30, 2003
                                                                            ------------------     ------------------
      Common stock is as follows:
      Common stock, $.0001 par value, 10,000,000 shares authorized.
      Shares issued and outstanding                                              5,576,373              3,632,973
      Par Value                                                                       $557                   $363

      In August 2004, the Company issued 473,400 share of restricted common stock to several vendors as consideration for various accounting, legal and consulting services provided during the fiscal year. These shares were issued based on the fair market value of the services provided converted at $.10 per share.

                                   XIOM, Corp.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED SEPTEMBER 30, 2004 AND 2003

10.   INCOME TAXES

      No provision for income taxes was recorded for the fiscal year ended September 30, 2003 because, as of September 30, 2002, the Company had net operating and capital loss carryforwards of approximately $161,000 and $533,000, respectively, which expire in 2015 and 2010, respectively.

      At September 30, 2004 and 2003, the Company provided a full valuation allowance against the gross deferred tax asset because, in management's opinion at this time, it is more likely than not, such benefits will not be realized during the respective carryforward periods.

11.   SUBSEQUENT EVENTS

      In March 2005, the Company completed a private placement offering in which it sold and issued 157,062 shares of restricted common stock at a price of $.75 per share. In addition, the stockholders that purchased these shares also received a warrant to purchase one share of common stock for each share they purchased. Each warrant has an exercise price of $.75 per share and a term of one year.

      In March 2005, XIOM negotiated an additional contract with their primary customer, the New York State Energy Research & Development Authority ("NYSERDA"). Pursuant to terms of this contract, XIOM will receive approximately $250,000 in funding over the next twelve to eighteen months to develop an automation process for the thermal spray technology that was developed in the original contract.

      On March 1, 2005, XIOM granted three separate options to purchase a total of 700,000 shares of restricted common stock at a price of $.75 per share, which approximates the fair market value on the date of the grant. The two operating officers, who are also shareholders, each received an option to purchase 300,000 restricted common shares and a consultant to the company received an option to purchase 100,000 restricted common shares as partial consideration for providing accounting services for fiscal 2005. The options are fully vested and are exercisable, in whole or in part, at the sole discretion of the grantee through February 28, 2010 and may not be assigned or otherwise transferred.

12.   GOING CONCERN

      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has an accumulated deficit of approximately $453,000 and has working capital of approximately $15,000. Additionally, the Company incurred a Net Loss of approximately $236,000 for the year ended September 30, 2004 and a Net Loss of approximately $96,000, for the year ended September 30, 2003. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence. However, the Company has completed a private placement offering as well as finalized an additional contact with NYSERDA (See Note 11). As a result of these two factors, management believes it will have sufficient cash to meet the Company's cash flow requirements for at least twelve months following the date of these financial statements.

13.   RELATED PARTY TRANSACTIONS

      The Shareholder Loan balance represents the net amount owed to one officer/shareholder for monies advanced from time to time to cover the Company's short-term cash flow needs. This loan is unsecured, non-interest bearing and has no specific term for repayment. During August 2004, the company converted $12,500 of Shareholder Loan to common stock by issuing 125,000 restricted shares at $.10 per share, the estimated fair market value on the date of conversion.

      In August 2004, two separate consultants and legal counsel, who are also shareholders of the Company, were issued 150,000, 200,000 and 40,000 restricted common shares, respectively. These shares were issued at $.10 per share, the approximated fair market value of the common stock on the date of issuance, as consideration for the fair market value of the accounting and financial consulting services, respectively, which they provided during the fiscal year. As a result of these three common stock issuances, the Company recognized an expense of $15,000 for accounting services, $20,000 for consulting services and $4,000 for legal services for fiscal 2004.

                                   XIOM, Corp.
                                  Balance Sheet
                               As Of June 30, 2005
                                   (Unaudited)

Assets
      Current Assets
              Cash and Cash Equivalents                               $   7,323
              Trade Accounts Receivable                                  22,524
              Inventory                                                  32,165
              Prepaid Expenses                                            1,316
                                                                      ---------
                   Total Current Assets                                  63,328
                                                                      ---------

      Fixed Assets
              Machinery and Equipment                                    21,646
              Vehicles                                                   16,411
              Leasehold Improvements                                     21,120
                                                                      ---------

                                                                         59,177
              Less:  Accumulated Depreciation                           (23,712)
                                                                      ---------

                    Fixed Assets, Net                                    35,465
                                                                      ---------

      Other Assets
              Patents Pending, Net of
                 Accumulated Amortization                               115,900
              Retainage Receivable                                       27,124
              Security Deposits                                           2,148
                                                                      ---------
                     Total Other Assets                                 145,172
                                                                      ---------

                         Total Assets                                 $ 243,965
                                                                      =========

Liabilities and Stockholders' Equity
      Current Liabilities
              Accounts Payable and
                  Accrued Expenses                                        3,315
                                                                      ---------

                   Total Current Liabilities                              3,315

      Long-Term Liabilities
              Shareholder Loan                                           87,701
                                                                      ---------

                         Total Liabilities                               91,016
                                                                      ---------

      Stockholders' Deficit
              Common Stock                                                  580
              Additional Paid-In Capital                                812,820
              Retained (Deficit)                                       (660,451)
                                                                      ---------

                  Total Stockholders' Equity                            152,949
                                                                      ---------

                         Total Liabilities and
                             Stockholders' Equity                     $ 243,965
                                                                      =========

                 See accompanying notes to financial statements

                                   XIOM, Corp.
                             Statement of Operations
                For The Nine Months Ended June 30, 2005 and 2004
                                   (Unaudited)

                                                        2005            2004
                                                    -----------     -----------

Sales                                               $    58,270     $    86,958

Cost of Sales                                            34,962          52,878
                                                    -----------     -----------

Gross Profit                                             23,308          34,080

General and Administrative Expenses                     230,436         163,457
                                                    -----------     -----------

Operating Income (Loss)                                (207,128)       (129,377)

Other Income (Expenses)                                       0               0
                                                    -----------     -----------

Net Income (Loss)                                     ($207,128)      ($129,377)
                                                    ===========     ===========

Basic and Diluted Income (Loss) per Share                ($0.04)         ($0.04)
                                                    ===========     ===========

Weighted Average Number of Shares Outstanding         5,676,776       3,686,502
                                                    ===========     ===========

                 See accompanying notes to financial statements

                                   XIOM, Corp.
                        Statement of Stockholders' Equity
                     For The Nine Months Ended June 30, 2005
                                   (Unaudited)

                                                               Common Stock
                                                    ------------------------------------   Additional    Retained        Total
                                                    Per Share   Number of         Par        Paid-In     Earnings    Shareholders'
                                                     Amount       Shares         Value       Capital     (Deficit)  Equity (Deficit)
                                                    ------------------------------------   ----------    ---------  ----------------
Balance, September 30, 2004                                     5,576,373           557       551,930     (453,323)      99,164

   Net Loss for the nine months ended June 30, 2005                            (207,128)     (207,128)

   Shares issued for services during the
   nine months ended June 30, 2005                    0.75         67,490             7        50,610                    50,617

   Sale of Common Stock                               0.75        157,062            16       117,780                   117,796

   Officers' Compensation                                                                      90,000

   Non-employee stock option grant                                                              2,500
                                                                ---------      --------      --------    ---------     --------

Balance, June 30, 2005                                          5,800,925           580       812,820     (660,451)      60,449
                                                                =========      ========      ========    =========     ========

                 See accompanying notes to financial statements

                                   XIOM, Corp.
                             Statements of Cash Flow
                For The Nine Months Ended June 30, 2005 and 2004
                                   (Unaudited)

                                                                                      2005          2004
                                                                                   ---------     ---------
Cash Flows from Operating Activities:

       Net Income (Loss)                                                           ($207,128)    ($129,377)
                                                                                   ---------     ---------

       Adjustments to reconcile net income (loss) to net cash used in operating activities:
              Depreciation and Amortization                                           10,125         3,825
              Issuance of Shares for Services                                         50,617             0
              Officers' Compensation                                                  90,000        90,000
              Non-employee stock option grant                                          2,500             0
              (Increase) decrease in:
                     Receivables                                                     (10,644)       11,228
                     Inventory                                                       (30,079)      (16,155)
                     Retainage Receivable                                               (790)       24,494
                     Accounts Payable and Accrued Expenses                              (400)       54,200
                                                                                   ---------     ---------
              Total Adjustments                                                      111,329       167,592
                                                                                   ---------     ---------
              Net cash provided (used) in operating activities                     ($ 95,799)    $  38,215
                                                                                   ---------     ---------

Cash Flows from Investing Activities:
       Purchase of Fixed Assets                                                      (18,000)            0
                                                                                   ---------     ---------
              Net cash provided (used) by investing activities                       (18,000)            0
                                                                                   ---------     ---------

Cash Flows from Financing Activities:
       Proceeds from Shareholder Loan                                                      0        18,322
       Proceeds from sale of Common Stock                                            117,796             0
                                                                                   ---------     ---------
              Net cash provided (used) by financing activities                       117,796        18,322
                                                                                   ---------     ---------

Net increase (decrease) in cash and cash equivalents                                   3,997        56,537

Cash & Cash Equivalents, Beginning of Period                                       $   3,326         9,257
                                                                                   ---------     ---------

Cash & Cash Equivalents, End of Period                                             $   7,323     $  65,794
                                                                                   =========     =========

Supplemental Disclosures
       Non-Cash Financing and Investing Activities
              Issuance of Shares for Services                                         50,617             0
                                                                                   =========     =========
              Officers' Compensation                                                  90,000        90,000
                                                                                   =========     =========
              Non-employee stock option grant                                          2,500             0
                                                                                   =========     =========

                 See accompanying notes to financial statements

                                   XIOM, Corp.
                          NOTES TO FINANCIAL STATEMENTS
                     FOR THE NINE MONTHS ENDED JUNE 30, 2005

1.    ISSUANCE OF COMMON STOCK

      In March 2005, the XIOM completed a private placement offering in which it sold and issued 157,062 shares of restricted common stock at a price of $.75 per share. In addition, the stockholders that purchased these shares also received a warrant to purchase one share of common stock for each share they purchased. Each warrant has an exercise price of $.75 per share and a term of one year.

2.    SALE TO MAJOR CUSTOMER

      In March 2005, XIOM negotiated and finalized an additional contract with their primary customer, the New York State Energy Research & Development Authority ("NYSERDA"). Pursuant to terms of this contract, XIOM will receive approximately $250,000 in funding over the next twelve to eighteen months to develop an automation process for the thermal spray technology that was developed in the original contract.

3.    STOCK OPTION GRANTS

      On March 1, 2005, XIOM granted three separate options to purchase a total of 700,000 shares of restricted common stock at a price of $.75 per share, which approximates the fair market value on the date of the grant. The two operating officers, who are also shareholders, each received an option to purchase 300,000 restricted common shares and a consultant to the company received an option to purchase 100,000 restricted common shares as partial consideration for providing accounting services for fiscal 2005. The options are fully vested and are exercisable, in whole or in part, at the sole discretion of the grantee through February 28, 2010 and may not be assigned or otherwise transferred. As of March 31, 2005, the fair market value of the Company's common stock was estimated at approximately $.75 per share, which approximated the fair market value on March 1, 2005, the date of the grant. The non-employee option granted to the consultant was valued at $2,500 and included in the Statement of Operations. This minimal value was determined using a pricing model for non-public entities that appropriately excludes the expected volatility of the Company's common stock over the expected life of the option. Estimates of compensation cost included the current intrinsic value of the option, determined in accordance with the terms that would apply if the option had been currently exercised.

4.    BASIS OF PRESENTATION

      The interim financial statements presented have not been audited or reviewed, but were compiled from the books and records of the Company. They have been prepared using the accrual method of accounting and, in the opinion of management, include all adjustments necessary in order to make the financial statements not misleading. The interim financial statements not include all of the disclosures required in a complete set of financial statements prepared in accordance with generally accepted accounting principals.

--------------------------------------------------------------------------------

                                   XIOM Corp.

                                 814,124 Shares
                                  Common Stock

                                   PROSPECTUS

You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell common stock and is not soliciting an offer to buy common stock in any state where the offer or sale is not permitted.

Until ______________, 2005, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

             ____________, 2005

--------------------------------------------------------------------------------

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors, Officers, Employees and Agents.

The Registrant's certificate of incorporation limits the liability of the Registrant's directors to the maximum extent permitted by Delaware law. Delaware law provides that a director of a corporation will not be personally liable for monetary damages for breach of that individual's fiduciary duties as a director except for liability for (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) any act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (3) unlawful payments of dividends or unlawful stock repurchases or redemptions, or
(4) any transaction from which the director derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

The Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against attorneys' fees and other expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person was or is a party or is threatened to be made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. The Delaware General Corporation Law provides that this is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The Registrant's certificate of incorporation and bylaws provide that the Registrant is required to indemnify its directors and officers to the maximum extent permitted by law. The Registrant's bylaws also require the Registrant to advance expenses incurred by an officer or director in connection with the defense of any action or proceeding arising out of that party's status or service as a director or officer of the Registrant or as a director, officer, employee benefit plan or other enterprise, if serving as such at the Registrant's request. The Registrant's by-laws also permit the Registrant to secure insurance on behalf of any director or officer for any liability arising out of his or her actions in a representative capacity. The Registrant intends to enter into indemnification agreements with its directors and some of its officers containing provisions that (1) indemnify, to the maximum extent permitted by Florida law, those directors and officers against liabilities that may arise by reason of their status or service as directors or officers except liabilities arising from willful misconduct of a culpable nature, (2) to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and (3) to obtain directors' and officers' liability insurance if maintained for other directors or officers.

Item 25. Other Expenses of Issuance and Distribution.

      The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

Securities and Exchange
  Commission registration fee               $     286.81
Legal fees and expenses (1)                 $   5,000.00
Accounting fees and expenses                $  10,000.00
Miscellaneous (1)                           $   5,000.00
                                            ------------
         Total (1)                          $  20,286.81

----------
(1) Estimated.

Item 26. Recent Sales of Unregistered Securities.
We have issued shares for services or other reasons as indicated as follows:

On April 11, 2002 we issued 650,000 shares to Diversified Capital Holdings, LLC for management consulting services. The agreement with Diversified Capital Holdings, LLC has been terminated by the parties.

On April 23, 2002 we issued 350,000 shares to our Chairman and President, Andrew
B. Mazzone as compensation for services to Xiom Corp.

On April 23, 2002, we issued 150,000 shares to JWZ Holdings, Inc. as compensation for services provided to Xiom Corp. James W. Zimbler is the control person of JWZ Holdings, Inc.

On May 20, 2002, we issued 25,000 shares to Thomas Gardega as compensation for services provided to Xiom Corp. We also issued 20,000 shares to Thomas Klein for consulting services related to accounting and finance provided to Xiom Corp.

On May 20, 2002, we issued 50,000 shares each to Dean Rhodes and James Dahike. The shares were additional shares owed to the two shareholders for a previous investment into Xiom Corp.

On July 11, 2002, we issued 2,000 shares, 2,500 shares and 2,500 shares to Lois
F. Venegas and Rossanne Venegas Sanco and Javier Murillo Uilloe, respectively, as repayment of funds loaned to Xiom Corp.

On February 5, 2005, we issued 50,000 shares to Henry Weber as payment for consulting services provided to Xiom Corp.

On February 8, 2005, we issued 10,000 shares to Dr. Edward Beiz as compensation for consulting services related to biocidal information related to coatings.

On July 27, 2005, we 10,000 shares to Alexander Gardega for the purchase of a powder blender for use in preparing the products of the Company.

On February 8, 2005 and August 3, 2005 we issued 7,490 and 31,150 shares of stock, respectively, to Frank Longo as compensation for consulting services for engineering issues related to our technology and products.

The Company has issued the following shares to affiliates of the Company; the transactions took place on August 4, 2004:

We issued to our President, Andrew Mazzone, a total of 500,000 shares of common stock, in two separate transaction 125,000 shares for the repayment of Officer Loans to the Company and 375,000 shares for the transfer of certain technology rights used by the Company. These certain rights included the creation of certain proprietary technologies and applications from Mr. Mazzone's experience in the coating industry which enhanced the patents received from Mr. Gardega.

We issued to our Vice-President, Thomas Gardega, a total of 850,000 shares of common stock, in two separate transactions, 475,000 shares for the transfer of certain technology rights used by the Company, and 375,000 shares for the transfer of certain Patent Rights to the Company. These patent rights are as contained in the patent descriptions filed as Exhibits to the Registration statement and with the United States Patent and Trademark Office.

We issued 150,000 shares of common stock to DRB Consulting, Inc., for accounting and consulting services for the fiscal years of 2003 and 2004. David Behanna is the control person of DRB Consulting, Inc.

We issued 200,000 shares of common stock to James W. Zimbler for consulting services performed by him in the 2004 fiscal year.

We issued 40,000 shares to Michael S. Krome, Esq., for legal services performed and to be performed on behalf of the Company.

Also on August 4, 2004, we issued the following shares, to the persons indicated:

Name                      Shares          Purpose
William Mazzone            5,000          Repayment of loan from April 2002
Dean Rhoads               50,000          Repayment of loan from March 2002
Toni Jane Gillis          10,000          Repayment of loan from April 2002
Jerry Rukin               15,000          Consulting services on technical issues from June 2004
Earl Richard Brown         6,000          Repayment of loan
Dorothy Brown              5,000          Repayment of loan
Arlene Beecher             3,000          Repayment of loan
Thomas O'Dea               6,000          Repayment of loan
Jean Rossi                 6,000          Repayment of loan
Mary Bianchi               3,000          Repayment of loan
Walter Pansuk              3,000          Repayment of loan
Kenneth Desroches          6,000          Repayment of loan
Andrew Tarabelli           3,000          Repayment of loan
Frank Longo                8,400          Compensation for June 2004

For the period of January 1, 2005 through March 18, 2005, Xiom Inc. sold, pursuant to a private placement 157,062 shares at $0.75 per share with a warrant to purchase another share of the company at $0.75 per share, and raised a total of $117,795.50, pursuant to a private placement as follows:

A chart of the shares issued pursuant to the above transaction follows:

                                             Number of Shares      Percentage of
Identity of Stockholder or Group          beneficially owned (1)   Shares Owned
--------------------------------------------------------------------------------
Andrew Tarabelli                                  18,667                 *
Shirley V Fox and Raymond A Fox, Jr                1,000                 *
Heather Sides                                        800                 *
Devon Rae Sides                                       65                 *
Rian Grey Sides                                       65                 *
Leslie C. Fox                                      6,667                 *
Ann G, Travers Revocable Trust                     8,000                 *
Kevin M. Petrone                                   1,300                 *
Alfred Zefara                                      6,667                 *
Robert Fredricks                                   7,333                 *
Patric Sellitti                                    7,333                 *
William T. Rooker &
        Iman Rooker,                               1,500                 *
Martin Murray & Susanna Murrya                     2,500                 *
Ryan Michael Byson                                   500                 *
Stephanie Nicole Murray                              100                 *
Martin Gouglas Murray                                100                 *
Joseph Pileri                                      2,667                 *
Donald B. Stevenson                               10,000                 *
James W. Zimbler (2)                              13,334                (2)
Robert Fox                                         1,000                 *
Linda Steinkamp                                    3,000                 *
Theresa Steinkamp                                  3,000                 *
Carole S. Daddona                                  6,667                 *
Kevin Duckman                                      6,667                 *
Irving Schwab                                     13,333                 *
Albino L. Sellitti                                 4,000                 *
John Mirabella                                     1,333                 *
Vincent J. Dixon                                   1,333                 *
Ralph Dente                                        1,333                 *
Brain E. Rooney                                    1,333                 *
Richard Carter                                    13,334                 *
Stefeno Buscarnea                                  1,333                 *
Marc Regan                                         1,333                 *
James G. Petrone & Thelma A Petrone                  133                 *
Michael V. Della Fave                              1,333                 *
Caarmine S. Marcello, Jr                           1,333                 *
Kevin D. Canterman                                 1,333                 *
Jeanne Kirk                                        4,000                 *

(1) Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of Common Stock that an individual or entity has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or entity, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person or entity shown in the table.

(2) Mr. Zimbler owns a total of 213,334 shares of common stock. Mr. Zimbler is a control person, along with another shareholder, Michael S. Krome, Esq., a holder of 40,000 shares in Alpha Advisors, LLC. The shares owned by Mr. Zimbler and Alpha total 488,334 and when all of the ownership percentages are added, the control percentage for Alpha Advisors LLC is 8.3%, if voted as a block. The shares owned by Mr. Krome and Alpha total 315,000 and when all of the ownership percentages are added, the control percentage for Alpha Advisors LLC is 5.4%, if voted as a block. If Mr. Zimbler, Mr. Krome and Alpha are pooled, the percentage is 9.0%

      With respect to the private placements, XIOM Corp. relied upon Section 4(2) of the Act and Rule 506 of Regulation D for these transactions regarding the issuance of its unregistered securities. In each instance, such reliance was based upon the fact that (i) the issuance of the shares did not involve a public offering, (ii) there were no more than 35 investors (excluding "accredited investors"), (iii) each investor who was not an accredited investor either alone or with his purchaser representative(s) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, or the issuer reasonably believes immediately prior to making any sale that such purchaser comes within this description, (iv) the offers and sales were made in compliance with Rules 501 and 502, (v) the securities were subject to Rule 144 limitation on resale and
(vi) each of the parties is a sophisticated purchaser and had full access to the information on Xiom Corp. necessary to make an informed investment decision by virtue of the due diligence conducted by the purchaser or available to the purchaser prior to the transaction.

      Neither the offer nor the sale of any of the securities was accomplished by the publication of any advertisement. Each investor received copies of disclosure documents.

Item 27. Exhibits and Financial Statement Schedules.

(a) Exhibits:

The following exhibits are filed as part of this registration statement:


Exhibit      Description of Exhibit
-------      ----------------------

3.1 (2)      Certificate of Incorporation of XIOM Corp.
3.2 (2)      Certificate of Amendment to Certificate of Incorporation
3.3 (2)      By-laws of XIOM Corp.
4.1 (2)      Form of Warrant
5.1 (1)      Opinion of Michael S. Krome, Esq.
10.1 (1)     Distribution Agreement between Xiom Corp. and American Thermal
             Technologies, Inc., dated September 5, 2005.
10.2 (1)     Distribution Agreement between Xiom Corp. and Jaddak Creations,
             Inc., dated September 14, 2005.
10.3 (1)     Distribution Agreement between Xiom Corp. and USA Superior Energy,
             Inc., dated November 1, 2005.
23.1 (1)     Consent of N. Blumenfrucht, CPA, PC., Independent Auditor
23.2 (1)     Consent of Michael S. Krome, Esq. (included in Exhibit 5.1)
99.1 (3)     Patent Rights and Technology Rights transferred to the Company by
             Thomas Gardega
99.2 (4)     Agreement dated June 22, 2005 between New York State Energy
             Research and Development Authority and Xiom Corp.

-----------------
(1)   Filed herewith
(2)   Previously filed with Registration Statement on Form SB-2 on May 6, 2005
(3)   Previously filed with Registration Statement on Form SB-2 on May 26, 2005
(4)   Previously filed with Registration Statement on Form SB-2 on August 24,
      2005

Item 28. Undertakings.

(A)   The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:
      (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
      (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and
      (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement
      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B)   Undertaking Required by Regulation S-B, Item 512(e).

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

      SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned; thereunto duly authorized, in the Town of Westbury, State of New York, on December 2, 2005.


                                       XIOM Corp.


                                       By: /s/ Andrew B. Mazzone
                                       -------------------------
                                       President and Principal
                                       Accounting/Financial Officer and Director

POWER OF ATTORNEY

The undersigned directors and officers of XIOM Corp., hereby constitute and appoint Andrew Mazzone and Thomas Gardega, each of them, with full power to act without the other and with full power of substitution and re-substitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature             Title                                     Date
---------             -----                                     ----

/s/ Andrew Mazzone    President Principal                       December 2, 2005
------------------    Accounting/Financial Officer and Director
Andrew Mazzone


/s/ Thomas Gardega    Executive Vice President                  December 2, 2005
------------------    Director
Thomas Gardega